Exhibit 99.1

GOLDEN MINERALS ANNOUNCES EQUITY FINANCING

Golden, Colorado — (MARKETWIRE) — October 6, 2010 — Golden Minerals Company (NYSE Amex: AUMN; TSX:AUM) (“Golden Minerals” or “the Company”)  is pleased to announce that it has filed a preliminary short form prospectus in Alberta, British Columbia and Ontario, and a preliminary prospectus supplement with the United States Securities and Exchange Commission (the “SEC”) in connection with an overnight marketed public offering (the “Offering”) of the Company’s common stock (“Common Shares”). The preliminary prospectus supplement filing in the United States was made pursuant to an effective U.S. shelf registration statement. The Offering will be conducted through a syndicate of underwriters led by Canaccord Genuity Corp. (the “Underwriters”). The Company will also grant the Underwriters an over-allotment option to purchase up to that number of additional Common Shares equal to 15% of the Common Shares sold pursuant to the Offering, exercisable at any time up to 5 days after the closing of the Offering.

The Offering will be priced in the context of the market with final terms of the Offering to be determined at the time of pricing.  The Company intends to use the net proceeds of the Offering for continued exploration, underground drifting and project assessment at its El Quevar silver project in northwestern Argentina, exploration of certain properties in Mexico, Argentina and Peru and for working capital and other general corporate purposes.

The Offering is expected to close on or about October 21, 2010 and is subject to certain conditions including, but not limited to, the receipt of all necessary approvals including the approval of the NYSE Amex and the Toronto Stock Exchange and other securities regulatory authorities.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, and there shall not be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

Any offer or sale will be made only by means of a short form prospectus in Canada or by means of a prospectus supplement in the United States. A preliminary short form prospectus containing important information relating to the Common Shares being distributed under the Offering has been filed with the securities regulatory authorities in the Provinces of British Columbia, Alberta and Ontario, and a preliminary prospectus supplement has been filed with the SEC.  The preliminary short form prospectus is still subject to completion or amendment. A copy of the preliminary prospectus supplement and the accompanying base shelf prospectus relating to the Offering is available on EDGAR at www.sec.gov and a copy of the preliminary short form prospectus relating to the Offering is available on SEDAR at www.sedar.com. When available, copies of the preliminary prospectus supplement may be obtained in the United States by contacting Canaccord Genuity Inc. at 525 Madison Av., 2nd Floor, New York, NY, USA 10022, 1-212-849-3973, and, when available, copies of the preliminary short form prospectus may be obtained in Canada by contacting Canaccord Genuity Corp. at 161 Bay St., Suite 3000, Toronto ON, Canada M5J 2S1, 416-869-7368. There will not be any sale or any acceptance of an offer to buy the Common Shares being distributed under the Offering until a final prospectus supplement has been filed with the SEC and a receipt for the final short form prospectus has been issued in Canada.

Golden Minerals’ management will be hosting an investor call today at 5:00pm EST to discuss this financing and answer investor questions.  To access the call, the following numbers can be used: North America toll-free dial in number: 1-877-353-9586; International dial in number:  403-532-8075 — Participant Pass Code: 13978#.  A replay of the call will be available for one week at: North America toll-free dial in number: 1-877-353-9587; International dial in number:  403-699-1055 — Participant Pass Code: 388559#.

About Golden Minerals

Golden Minerals is a Delaware corporation based in Golden, Colorado, primarily engaged in the advancement of its pipeline of exploration projects in Mexico and South America. The Company has a portfolio of approximately 30

GOLDEN MINERALS COMPANY

350 Indiana Street – Suite 800 – Golden, Colorado 80401 –  Telephone (303) 839-5060 –  Fax (303) 839-5907

exploration projects, including the El Quevar project in the Salta Province of northwestern Argentina and advanced stage drilling projects in Mexico and Peru.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and applicable Canadian securities laws, including statements regarding the anticipated offering and sale of the Common Shares, the anticipated closing date of the Offering, the over-allotment option, the anticipated use of proceeds of the Offering, the approvals of the NYSE Amex, the Toronto Stock Exchange and other securities regulatory authorities, and other statements that express management’s expectations or estimates of future developments, circumstances or results.  These statements are subject to risks and uncertainties, including whether the proposed Offering is successful, whether required approvals are received, disruptions in the financial markets, changes in the use of proceeds due to lack of favourable exploration results or pursuit of other exploration or other opportunities, and other factors that may cause actual results, performance or achievements to be materially different from those expressed or implied. Golden Minerals assumes no obligation to update this information. Additional risks relating to Golden Minerals may be found in the periodic and current reports filed with the SEC and Canadian securities regulatory authorities by Golden Minerals, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

For additional information contact:

Golden Minerals Company

Jerry W. Danni, (303) 839-5060

Executive Vice President

SOURCE: Golden Minerals Company